                                                                   Exhibit 99.7
                                                                      1 of 3
Report of Independent Public Accountants

To the members of Nooney Rider Trail, LLC:

We have audited in accordance with generally accepted auditing standards, the financial statements of Nooney Rider Trail, LLC included in this registration statement and have issued our report thereon dated July 26, 2000. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The following schedule is the responsibility of the company's management and is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



ARTHUR ANDERSEN LLP

Orange County, California
July 26, 2000

                                                                    EXHIBIT 99.7
                                                                          2 of 3
                                                         NOONEY RIDER TRAIL, LLC
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 1999



Property Name                    Type             Location                   Encumbrances
-------------                    ----             --------                   ------------
Nooney Rider Trail, LCC          Office           St. Louis, MO.               $4,050,729

                                         Initial Cost                     Costs Capitalized
                                          to Company                  Subsequent to Acquisition
                                               Buildings and                     Buildings and
Property Name                      Land        Improvements             Land     Improvements
-------------                      ----        ------------             ----     ------------
Nooney Rider Trail, LCC          $390,220       $1,594,070               $0        $462,662
-----------------------          --------       ----------               --        --------

                                     GROSS AMOUNT CARRIED AT CLOSE OF PERIOD(1)
                                                 BUILDINGS AND
Property Name                        LAND        IMPROVEMENTS        TOTAL
-------------                        ----        ------------        -----
Nooney Rider Trail, LCC            $390,220       $2,056,732       $2,446,952
-----------------------            --------       ----------       ----------

1. The aggregate cost for Federal Income Tax purposes as of December 31, 1999 was approximately $ 2,446,953.

                                 ACCUMULATED       DATE OF         DATE        DEPRECIABLE
Property Name                   DEPRECIATION     CONSTRUCTION    ACQUIRED        LIFE(2)
-------------                   ------------     ------------    --------        -------
Nooney Rider Trail, LCC          $(972,675)          1985        Jan. 1985         30
-----------------------          ----------          ----        ---------         --

2. The life to compute depreciation on building is 30 years. The life to compute depreciation on building improvements is 4-30 years.

                                                                    EXHIBIT 99.7
                                                                          3 of 3
                                                         NOONEY RIDER TRAIL, LLC
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 1999



SUMMARY OF ACTIVITY OF REAL ESTATE HELD FOR
INVESTMENT AND ACCUMULATED DEPRECIATION
The changes in real estate held for investment for the years ended December 31, 1999, 1998, and 1997 are as follows:

                                                  Years Ended December 31,
(IN 000'S)                                  1999            1998            1997
----------                                  ----            ----            ----
Balance, beginning of the period:          $2,438          $2,389          $2,357
Additions during period:
   Acquisitions                                --              --              --
   Improvements                                 9              49              32
Deductions during period:
   Properties disposed of                      --              --              --
                                           ------          ------          ------
Balance, end of period:                    $2,447          $2,438          $2,389
                                           ======          ======          ======

The changes in accumulated depreciation for the years ended December 31, 1999, 1998, and 1997 are as follows:

                                                Years Ended December 31,
(IN 000'S)                                 1999          1998          1997
----------                                 ----          ----          ----
Balance, beginning of the period:          $912          $857          $806
Additions during period:
   Depreciation                              61            55            51
Deductions during period:
   Properties disposed of                    --            --            --
                                           ----          ----          ----
Balance, end of period:                    $973          $912          $857
                                           ====          ====          ====